UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2016

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
West Bancorporation, Inc.'s (the “Company's”) Annual Meeting of Shareholders was held on April 28, 2016 (the "Annual Meeting"). The record date for determination of shareholders entitled to vote at the Annual Meeting was February 19, 2016. There were 16,064,435 shares of common stock outstanding as of that date, each such share being entitled to one vote. At the Annual Meeting the holders of 14,174,977 shares, or approximately 88.2 percent of the outstanding shares, were represented in person or by proxy, which constituted a quorum for the Annual Meeting. The following proposals were voted on at the Annual Meeting:

Proposal 1 - Election of Directors

Thirteen directors were elected to serve for a one year term or until their successors are elected and qualified. The following results were reported at the Annual Meeting.

	For	Withheld	Broker Non-Votes
Frank W. Berlin	10,228,148	131,616	3,815,213
Joyce A. Chapman	10,233,219	126,545	3,815,213
Steven K. Gaer	10,230,579	129,185	3,815,213
Michael J. Gerdin	7,567,695	2,792,069	3,815,213
Kaye R. Lozier	10,224,981	134,783	3,815,213
Sean P. McMurray	10,233,371	126,393	3,815,213
David R. Milligan	10,092,018	267,746	3,815,213
George D. Milligan	10,100,745	259,019	3,815,213
David D. Nelson	10,226,366	133,398	3,815,213
James W. Noyce	10,235,770	123,994	3,815,213
Robert G. Pulver	10,234,173	125,591	3,815,213
Lou Ann Sandburg	10,224,981	134,783	3,815,213
Philip Jason Worth	10,229,093	130,671	3,815,213

Proposal 2 - Approve, on a non-binding basis, the 2015 executive compensation disclosed in the Company's definitive proxy statement, which was filed on March 3, 2016.

The vote to approve the above proposal was as follows:

	For	Against	Abstain	Broker Non-Votes
Approval of 2015 executive compensation	9,849,521	404,457	105,784	3,815,215

Proposal 3 - Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ended December 31, 2016.

The vote to ratify the above proposal was as follows:

	For	Against	Abstain	Broker Non-Votes
RSM US LLP	14,063,541	86,313	25,123	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

April 29, 2016	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President, Treasurer and Chief Financial Officer